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                                                                    EXHIBIT 99.1

U.S. TRUST                                               U.S. TRUST CORPORATION
PROXY

  PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING OF STOCKHOLDERS
                   UNITED STATES TRUST COMPANY OF NEW YORK,
                   114 WEST 47TH STREET, NEW YORK, NEW YORK
             WEDNESDAY, MARCH 22, 1995, 10:00 A.M. NEW YORK TIME

The undersigned appoints WILLIAM M. THROOP, JR. and EDWARD B. PENNFIELD, or either of them, each with power of substitution, to attend the Special Meeting of Stockholders of U.S. Trust Corporation and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, upon the matters shown on the reverse side, which are described in the Proxy Statement-Prospectus, and upon all other matters which may come before the Special Meeting of Stockholders of U.S. Trust Corporation, or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement-Prospectus dated February 9, 1995 and the related Notice of Special Meeting of Stockholders.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY.

                                                              (SEE REVERSE SIDE)
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/x/   Please mark your                                      The Board of Directors Recommends
      vote with an X.                                          a Vote "FOR" Items 1 and 2

1. APPROVAL OF THE DISTRIBUTION described in the Agreement and Plan of Distribution among the Company, New USTC Holdings
Corporation ("Spinco"), United States Trust Company of New York and New U.S. Trust Company of New York, pursuant to which, among other things, immediately prior to the Merger (as defined below), the Company will distribute to its stockholders on a share-for-share basis in a non-taxable distribution (the "Distribution") all the shares of Spinco.

                                     FOR     AGAINST     ABSTAIN
                                     / /       / /         / /

2. AUTHORIZATION AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, dated as of November 18, 1994 (the "Merger Agreement"), between the Company and The Chase Manhattan Corporation ("Chase") pursuant to which, among other things, immediately following the
Distribution, the remaining Company will be merged (the "Merger") with and into Chase upon the terms and conditions contained in the Merger Agreement.

                                     FOR     AGAINST     ABSTAIN                        As described in the Proxy Statement-
                                     / /       / /         / /                          Prospectus, the Distribution and the
                                                                                        Merger are for the purpose of effecting
                                                                                        the sale of the Company's securities pro-
                                                                                        cessing business to Chase.

                                                                                        Authorization of the Merger by stockholders
                                                                                        is a condition of the Distribution, and
                                                                                        approval of the Distribution by stockholders
                                                                                        is a condition of the Merger.

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SIGNATURE(S)      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.      DATE

NOTE: Please sign exactly as your name or names appear hereon. Please add your title if you are signing as Attorney,
Administrator, Executor, Guardian, Trustee or in any other representative capacity.

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